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                                                                Exhibit 10.29.3


                                FOURTH AMENDMENT
                        CONTRACT MANUFACTURING AGREEMENT

THIS Fourth Amendment to the Contract Manufacturing Agreement dated as of July 1, 2004 (the "4th Amendment") is made by and between The Dow Chemical Company, a Delaware corporation ("DOW") and Genzyme Corporation., a Massachusetts corporation ("GENZYME"). The parties wish to amend the Contract Manufacturing Agreement they entered into effective September 4, 2001 ("Agreement") as hereafter set forth. Capitalized terms not defined herein shall have the respective meanings ascribed to them in the Agreement.

                                    RECITALS

WHEREAS, DOW and GENZYME entered into the Agreement and three amendments to the Agreement, whereby DOW, under took an obligation to manufacture and supply Product to GENZYME, and under the Agreement, as amended, GENZYME currently has a commitment to purchase a minimum of [**] from DOW and DOW has agreed to supply this quantity of Product at a price of $[** ]; and

WHEREAS, GENZYME and DOW now wish to extend the Agreement and revise the supply and pricing structure.

NOW THEREFORE, in consideration of the premises and of the covenants herein contained, DOW and GENZYME hereby agree as follows:

Article 1 of the Agreement shall be modified as follows:

"EFFECTIVE DATE" means the date stated above in this 4th Amendment.

"PRICE" means the charge for the contract manufacturing of the Product in United States dollars as calculated in Article 6 as amended by this 4th Amendment.

"CONTRACT YEAR" means a period of twelve consecutive Months, beginning on July 1 and ending on June 30.

Article 3 of the Agreement shall be modified as follows:

         3.1 The pricing and supply terms set forth in this Amendment shall remain in effect for 36 months, running from the Effective Date until June 30, 2007 (the "Initial Term"). GENZYME shall have the right to extend the Amendment for an additional twelve (12) months until June 30, 2008, provided that GENZYME shall provide written notice to DOW of its intention to extend the Amendment at least nine months prior to June 30, 2007. Except as explicitly modified by this Amendment, Section 3.1 of the Agreement shall remain in full force and effect.


[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

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         3.2 DOW shall have the right to terminate this Amendment by providing written notice of its desire to do so to GENZYME. However, any such notice of termination provided by DOW to GENZYME shall not have an effective date of termination that is less than eighteen (18) months from the date such notice is delivered to GENZYME. Except as explicitly modified by this Amendment, Section
3.2 of the Agreement shall remain in full force and effect.

         3.3 GENZYME shall have the right to terminate this Amendment by providing written notice of its desire to do so to DOW. However, any such notice of termination provided by GENZYME to DOW shall not have an effective date of termination that is less than nine (9) months from the date such notice is delivered to DOW. Except as explicitly modified by this Amendment, Section 3.3 of the Agreement shall remain in full force and effect.

Section 5.2 of the Agreement shall be deleted in its entirety and replaced in full with the following:

         5.2 (a) During [**] of the Amendment, GENZYME shall be obligated to purchase a minimum amount of [**] of Product from DOW and DOW shall be obligated to manufacture and supply a maximum amount of [**] of Product to GENZYME. With respect to GENZYME'S obligations under this Section 5.2(a), GENZYME shall have a minimum take for [**] throughout the term of the agreement. The maximum take (excluding any sale out of inventory such as the parties agree) would be [**] throughout the term of the agreement.

         (b) Notwithstanding the above, should this Amendment terminate prior to the end of the Initial Term for any reason, then the amount that GENZYME shall be obligated to purchase pursuant to Section 5.2(a) above, shall be pro-rated for the period of the Initial Term in which the Amendment was in effect.

Section 5.3 of the Agreement shall be deleted in its entirety and replaced in full with the following:

         5.3 (a) At least five days prior to the beginning of each Month, GENZYME shall provide a non-binding written forecast to DOW stating the amount of Product GENZYME and its affiliates reasonably anticipate purchasing from DOW for each of the next eighteen (18) Months, broken out by Month (the "18 Month Forecast"). The parties agree that the first six Months of each such 18 Month Forecast shall be firm (the "Firm Period"). GENZYME may seek to increase the amount of Product ordered in the Firm Period until it issues a firm Purchase Order for that Month pursuant to Section 5.3(b) hereof. DOW will make reasonable business efforts to accommodate the production of such increases in Product ordered by GENZYME. However, for the avoidance of doubt, DOW's sole obligation with respect to firm Purchase Orders shall in no case be greater than the Firm Period forecast. Notwithstanding the above, the parties agree that the


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[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

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forecast for the final nine months of the Amendment shall be firm and not subject to any changes without the written consent of both parties.

         (b) Firm Purchase Orders for Product shall be placed by GENZYME and/or its Affiliates within ninety (90) days of the date on which GENZYME expects to receive shipment of the Product (Purchase Order).

         (c) Each firm Purchase Order shall include (i) the quantity of Product to be purchased; (ii) the requested delivery date(s) therefore; (iii) any relevant shipping instructions; (iv) packaging instructions (including package sizes) and (v) any other information dictated by the circumstances of the order. DOW shall accept Purchase Orders issued to it by GENZYME that are within the amounts allowed by the restrictions set forth in 5.2(c) and 5.3(b) above within five (5) days after receipt of such purchase order, which acceptance shall be conclusively presumed by GENZYME in the absence of receipt of written notice from DOW to the contrary. DOW shall ship product to GENZYME in accordance with the terms of each accepted Purchase Order.

Section 5.4 of the Agreement shall be deleted in its entirety.

Section 6.2 of the Agreement shall be deleted in its entirety and replaced in full with the following:

         6.2 (a) The prices for Product purchased during [**] are based on the cumulative volume purchased over [**] and are as follows:

                  VOLUME PURCHASED                   PURCHASE PRICE ($/KG)

                  [**]                                        [**]

         (b) The prices for Product purchased during [**], are based on the cumulative volume purchased over [**] and are as follows:

                  VOLUME PURCHASED                   PURCHASE PRICE ($/KG)

                  [**]                                        [**]

         (c) The prices in Sections 6.2(a) and 6.2(b) are fixed for the entire term of the Amendment and except as set forth in Sections 6.2(c), (d) and (e) below are not subject to change. The Product will be invoiced by DOW at a price set for each Contract Year as of July 1 of that year (the "Estimated Contract Year Price"). The Estimated Contract Year Price for [**] shall be calculated based on [**]. Thereafter, during [**], the Estimated Contract Year Price shall be calculated based on [**]. During [**], the Estimated Contract Year Price shall be calculated based on [**].


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[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

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         (d) When the final nine month forecast becomes firm pursuant to Section
5.3(a) above (whether during the Initial Term or an Extended Term), [**]

         (e) The Product pricing in Section 6.2(a) assumes a [**] purchase price of [**]. Should the [**] price change during the term of the Amendment, then Product price will be adjusted accordingly.


Schedule 1 shall be deleted in its entirety and replaced in full with the following:

                             PRODUCT SPECIFICATIONS


TEST                                METHOD                        SPECIFICATION
----                                ------                        -------------
[**]                                [**]                          [**]


         This 4th Amendment is intended to supplement the Agreement, as previously amended and except as explicitly modified by the terms of this 4th Amendment, the Agreement as previously amended, shall continue in full force and effect. For the avoidance of doubt, each of the previous amendments to the Agreement is superceded by this 4th Amendment insofar as it related to purchase/supply volumes, pricing, term and termination. In addition, any notice to terminate the Agreement is hereby made void and of no force and effect and the Agreement as modified by this 4th Amendment (but not the previous amendments) shall remain in full force and effect between the parties. The Agreement, as previously modified and this 4th Amendment shall constitute the entire Agreement between the parties on the subject matter hereof and shall not be amended except as provided in Article 33 of the Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this 4th Amendment to be executed by their duly authorized representatives effective as of the date set forth above.

         THE DOW CHEMICAL COMPANY

         By: /s/ George Biltz
             -----------------------------

         Name:  George Biltz
         Title: VP Ventures
         Date:


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[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

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         GENZYME  CORPORATION.

         By: /s/ Henri A. Termeer
             -----------------------------

         Name:  Henri A. Termeer
         Title: Chief Executive Officer
         Date:



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[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.